Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-145259) pertaining to the 401(k) Retirement Plan of Nektar Therapeutics,
(2) Registration Statement (Form S-8 No. 333-153106) pertaining to the 2008 Equity Incentive Plan of Nektar Therapeutics,
(3) Registration Statement (Form S-8 No. 333-170371) pertaining to the Employee Stock Purchase Plan of Nektar Therapeutics,
(4) Registration Statement (Form S-8 No. 333-183193) pertaining to the 2012 Performance Incentive Plan of Nektar Therapeutics,
(5) Registration Statement (Form S-8 No. 333-197781) pertaining to the Employee Stock Purchase Plan of Nektar Therapeutics,
(6) Registration Statement (Form S-8 No. 333-206136) pertaining to the 2012 Performance Incentive Plan of Nektar Therapeutics,
(7) Registration Statement (Form S-8 No. 333-218777) pertaining to the 2017 Performance Incentive Plan of Nektar Therapeutics,
(8) Registration Statement (Form S-8 No. 333-226004) pertaining to the Amended and Restated 2017 Performance Incentive Plan of Nektar Therapeutics,
(9) Registration Statement (Form S-8 No. 333-242327) pertaining to the Amended and Restated 2017 Performance Incentive Plan and Amended and Restated Employee Stock Purchase Plan of Nektar Therapeutics,
(10) Registration Statement (Form S-3 No. 333-254237) of Nektar Therapeutics, and
(11) Registration Statement (Form S-8 No. 333-258900) pertaining to the Amended and Restated 2017 Performance Incentive Plan of Nektar Therapeutics;

of our reports dated February 28, 2022, with respect to the consolidated financial statements of Nektar Therapeutics and the effectiveness of internal control over financial reporting of Nektar Therapeutics included in this Annual Report (Form 10-K) of Nektar Therapeutics for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Redwood City, California
February 28, 2022